SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2012

SAVWATT USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52402	27-2478133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

1100 Wicomico Street, Suite 700, Baltimore, Maryland	21224
(Address of Principal Executive Offices)	(Zip Code)

6801 Eastern Avenue, Suite 203, Baltimore, Maryland	21224
(Former Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (443) 449-2877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.133-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

Since January 23, 2012, the Company has issued the following securities without registration under the Securities Act of 1933:

Common Stock Issued:

Date of Issuance	Shares	Consideration	Reason for Issuance

January 24, 2012	155,000,000	$20,000.00	Debt Conversion	1
January 26, 2012	188,727,300	$25,950.00	Debt Conversion
January 27, 2012	50,000,000	$5,000.00	Debt Conversion	2
January 30, 2012	100,000,000	$6,000.00	Debt Conversion	3
February 6, 2012	142,857,200	$10,000.00	Debt Conversion	4
February 8, 2012	63,227,000	$6,322.70	Debt Conversion	2
February 10, 2012	100,000,000	$6,000.00	Debt Conversion	3
February 14, 2012	150,000,000	$7,500.00	Debt Conversion
February 14, 2012	150,000,000	$7,500.00	Debt Conversion
February 16, 2012	160,000,000	$16,000.00	Debt Conversion
February 22, 2012	236,000,000	$15,000.00	Debt Conversion	1
February 22, 2012	185,714,300	$13,000.00	Debt Conversion	4
February 23, 2012	120,000,000	$7,200.00	Debt Conversion	3
February 23, 2012	10,000,000	$1,000.00	Debt Conversion
February 23, 2012	500,000	$100.00	Stock Compensation
February 28, 2012	250,000,000	$17,500.00	Debt Conversion
______________
(1)	Represents same entity.
(2)	Represents same entity.
(3)	Represents same entity
(4)	Represents same entity

No broker or underwriter was involved in any of the above transactions. Management believes the above shares of Common Stock were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Issuance of Registered Shares

In addition to the above issuances of unregistered equity securities, the Company has cancelled the following shares which were originally issued pursuant to a form S-8 Registration Statement filed with the Commission on December 13, 2011:

Date of Issuance	Shares	Consideration	Reason for Issuance

January 23, 2012	(25,000,000)	$(17,500.00)	Cancellation of previously issued stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVWATT USA, INC.

DATED: March 6, 2012	By:	/s/ Isaac H Sutton
Isaac H. Sutton
Chief Executive Officer

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